As filed with the Securities and Exchange Commission on August 5, 2009

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1422237
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 “A” Street, Tacoma, Washington 98402-4200 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melanie J. Dressel

President and Chief Executive Officer

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Stephen M. Klein

Casey M. Nault

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-154418

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

                            (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed maximum offering price per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)
Common Stock, No Par Value per Share (4)
Preferred Stock, No Par Value per share (5)
Total	$20,000,000	100%	$20,000,000	$1,116.00

(1) The $20,000,000 aggregate amount being registered is in addition to the $100,000,000 aggregate amount originally registered, all of which remains available for issuance, under the Registrant’s Registration Statement on Form S-3 (File No. 333-154418) filed with the Securities and Exchange Commission on October 17, 2008. In no event will the aggregate initial offering price of all securities issued under this Registration Statement exceed $20,000,000.

(2) Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (“Securities Act”).

(3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.

(4) Subject to note (1) above, the Registrant is registering an indeterminate number of shares of common stock as may be sold from time to time by the Registrant. The Registrant is also registering an indeterminate number of shares of common stock as may be issuable upon conversion of any preferred stock.

(5) Subject to note (1) above, the Registrant is registering an indeterminate number of shares of preferred stock as may be sold from time to time by the Registrant.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-154418) (the “Prior Registration Statement”) filed by the Registrant on October 17, 2008 and declared effective on November 3, 2008 by the Commission, and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $20,000,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington on August 5, 2009.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
Melanie J. Dressel President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on August 5, 2009.

/s/ Melanie J. Dressel
Melanie J. Dressel, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gary R. Schminkey
Gary R. Schminkey, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
William T. Weyerhauser, Chairman of the Board and Director

*
Thomas M. Hulbert, Director

*
Daniel C. Regis, Director

*
Donald Rodman, Director

*By:	/s/ Melanie J. Dressel
Melanie J. Dressel Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
5.1	Opinion of Graham & Dunn PC regarding legality of securities

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1	Power of Attorney (1).

(1)Previously filed on the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-154418) filed by the Registrant with the Commission on October 17, 2008 and incorporated herein by reference.

II-3